EXHIBIT 23


                      CONSENT OF INDEPENDENT ACCOUNTANTS



To the Directors and Shareholders of
Landsing Pacific Fund


We consent to the inconclusion in this registration statement on Form S-3 (File No. 33-67460) of our report dated March 25, 1993, on our audits of the financial statements and financial statement schedules of Landsing Pacific Fund. We also consent to the reference to our firm under the caption "Experts".



                              /s/ Coopers & Lybrand
                              ------------------------
                              COOPERS & LYBRAND

San Jose, California
January 27, 1994